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                                                                   EXHIBIT 10.20

Boykin has entered into a Severance Agreement in the form attached hereto with its executive officers:

EXECUTIVE OFFICER                                 DATE OF AGREEMENT

Robert W. Boykin                                  September 30, 1999
Richard C. Conti                                  September 30, 1999
Paul A. O'Neil                                    September 30, 1999
Mark L. Bishop                                    January 31, 2000
Russ C. Valentine                                 September 30, 1999
Andrew C. Alexander                               September 30, 1999
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                               SEVERANCE AGREEMENT

         THIS SEVERANCE AGREEMENT (the "Agreement") is entered into as of the [____] day of [month], [year], between Boykin Lodging Company, an Ohio corporation (the "Company"), and [name of executive] (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, in consideration of the Executive's employment with the Company, the Company desires to provide the Executive, and the Executive desires to be provided, certain rights should the Executive's employment be terminated under certain circumstances other than for Cause (as defined in Appendix I);

         WHEREAS, this Agreement is not intended to modify or supplement in any manner the Executive's rights and obligations as a Participant under the Boykin Lodging Company Key Employee Severance Plan (the "Plan"), which plan provides for severance payments in the event of a Change of Control (as defined in the Plan) of the Company;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

         1. Executive's employment with the Company may be terminated by the Company (i) for Cause (as defined in Appendix I hereto) at any time by action of the Board of Directors or the Chief Executive Officer, or (ii) other than for Cause at any time by action of the Board of Directors or the Chief Executive Officer. In the event of a termination under clause (ii), above, the Company shall continue to pay the Executive his base salary and Benefits (as defined in Appendix II hereto), less any required tax withholdings, for a period of -

               - 730 days for the Chief Executive Officer;
               - 548 days for the Chief Operating Officer;
               - 548 days, without Benefits, for Russ C. Valentine; and
               - 365 days for the Chief Financial Officer, Senior Vice
                 Presidents and Vice Presidents

from the date of termination, or in the case of the Benefit of bonus compensation, as described on Appendix II (collectively, the "Severance Payment"). The Executive shall also be entitled to the Severance Payment in the event the Executive terminates his employment with the Company within 180 days following a Change in Circumstances (as defined in Appendix I).

         2. This Agreement does not supersede the Plan but supercedes all other prior agreements and understandings between the parties regarding salary continuation and amounts payable as severance on the termination of Executive's employment with the Company, including, without limitation, any employment


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agreement or letter, and may not be modified or terminated orally. No modification, termination or attempted waiver will be valid unless in writing and signed by the party against whom it is sought to be enforced. Except as specifically set forth herein, this Agreement shall not affect or impair the rights or obligations of the Company or the Executive under any other written plan, contract, arrangement, or pension, profit sharing, stock option or other compensation plan.

         3. Notwithstanding anything contained herein to the contrary, Executive is not entitled to any right or benefit under this Agreement with respect to any termination of Executive's employment with the Company within two years after a Change of Control (as defined in the Plan) of the Company.

         4. This Agreement is governed by the laws of the State of Ohio.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

         BOYKIN LODGING COMPANY                               EXECUTIVE

         /s/ Robert W. Boykin                                 [signature]
         --------------------------------------               -------------------------------------
         Robert W. Boykin , Chief Executive Officer           [name of executive]

         In the case of the Chief Executive Officer -
         Richard C. Conti, Chief Operating Officer            Robert W. Boykin

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                                   APPENDIX I

                               Definition of Cause


         Termination shall be deemed to be for "Cause" if the Board of Directors of the Company or the Chief Executive Officer in good faith determines that termination is because of any one or more of the following:

         The Executive's:

         (i)      fraud;

         (ii)     misappropriation of funds;

         (iii) commission of a felony or of an act or series of acts which result in material injury to the business reputation of the Company;

         (iv) commission of a crime or act or series of acts involving moral turpitude;

         (v)      violation of the Company's sexual or other harassment policy;

         (vi) commission of an act or series of repeated acts of dishonesty which are materially inimical to the best interests of the Company;

         (vii) willful and, if not material, repeated failure to perform his duties under an employment agreement, if any;

         (viii) material breach of any material provision of an employment agreement; or

         (ix) repeated failure to carry out the reasonable directions or instructions of the Executive's supervisor, or in the case of the Chief Executive Officer, the Board of Directors, so long as the directions or instructions are consistent with the duties of the Executive's office and any employment agreement.

The Executive's voluntarily termination of his employment with the Company for any of the following reasons shall be deemed a termination due to a "Change in Circumstances":

         (a) the Company materially and adversely changes the Executive's duties and responsibilities from those in effect on the date the Executive executed the Agreement to which this Appendix I is attached, without the Executive's consent; or

         (b) the Executive's place of employment or the principal executive offices of the Company are moved to a location more than fifty
                  (50) miles from the geographical center of Cleveland, Ohio; or

         (c) there occurs a material breach by the Company of any of its obligations under any employment agreement or arrangement with the Executive, which breach has not been cured in all material respects within ten (10) days after the Executive gives notice thereof to the Company.


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                                   APPENDIX II

                             Definition of Benefits

1.       Bonus compensation equal to-
                  -        90.0% for the Chief Executive Officer;
                  -        52.5% for the Chief Operating Officer; and
                  - 22.5% for the Chief Financial Officer, Senior Vice Presidents and Vice Presidents

         of the Executive's annual base salary as of the date of termination. The Bonus compensation will be paid within ninety (90) days following the end of the calendar year in which the Executive is terminated.

2. Continuation of the medical, disability, dental and all other group and individual insurance benefits provided to the Executive by the Company at the date of termination. (or, in the event the Company is unable to continue those benefits, payment of amounts necessary for the Executive to obtain them).

3. Continuation of the payment of the Executives vehicle allowance in an amount equal to the allowance in effect upon the date of termination.

In the case of the Chief Executive Officer -

4. Continuation of the payment of the Executive's regular membership fees and dues for any country club, one golf club and one downtown business club.

5. Provision of office space, at no expense to Executive, suitable to the Executive's status as the former Chief Executive Officer of the Company, including a full-time secretary and other customary office support functions.


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